EXHIBIT 24.3


                                POWER OF ATTORNEY

      The undersigned, Bonita L. Labosky, hereby constitutes and appoints Michael L. Weiner and Darryl L. Canfield, and each of them severally, as her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for her in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement of Biophan Technologies on Form S-1 (No. 333-138632), and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or either of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                                         /s/ Bonita L. Labosky
                                                         -----------------------
                                                         Bonita L. Labosky
March 26, 2007